Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

S-4

(Form Type)

Innovative International Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share	457(c), 457(f)(1)	11,820,421(4)	$10.50	$124,114,420.5(5)	0.00011020	$13,677.41
Fees Previously Paid	Equity	Warrants to purchase common stock	457(f)(1)	11,500,000(6)	—	—(7)	0.00011020	—
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share, issuable upon exercise of warrants	457(f)(1) and Other	11,500,000(8)	$11.54(7)	$132,710,000(7)	0.00011020	$14,624.64
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share	457(f)(2)	47,272,871 (9)	—	$1,575.56 (10)	0.00011020	$0.17
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share, issuable upon exercise of warrants	457(g)	585,057(11)	0.1461(14)	$85,476.76 (15)	0.00011020	$9.42
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share, issuable upon exercise of warrants	457(g)	2,496,918(12)	0.1461(14)	$364,799.70 (15)	0.00011020	$40.20
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share, issuable upon exercise of warrants	457(g)	35,956,854 (13)	0.1461(14)	5,253,296.36 (15)	0.00011020	$578.91
	Total Offering Amounts					$262,529,569.18	0.00011020	$28,930.76
	Total Fees Previously Paid							$38,801.70
	Total Fee Offsets							—
	Net Fee Due							$0

(1)	Prior to the consummation of the business combination described in the proxy statement/consent solicitation statement/prospectus forming part of the registration statement, the registrant, Innovative International Acquisition Corp., a Cayman Islands exempted company (“IOAC”), intends to effect the Domestication (as defined in the joint proxy statement/consent solicitation statement/prospectus). All securities being registered will be issued by the continuing entity following the Domestication and the business combination described in the joint proxy statement/consent solicitation statement/prospectus, which will thereafter be renamed “Zoomcar Holdings, Inc.”, which is referred to as “New Zoomcar” herein.

(2)	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.

(4)	Based on the maximum number of shares of common stock, par value $0.0001 per share, of New Zoomcar (“common stock”) (including shares included in units) estimated to be issued, or issuable, in connection with the Domestication. Such maximum number of shares of common stock is based on the sum of the shares of common stock payable upon cancellation and conversion of (i) 2,710,421 Class A ordinary shares, par value $0.0001 per share, of IOAC (“Class A ordinary shares”) that were sold pursuant to IOAC’s registration statement on Form S-1 (File No. 333-260089) as part of the units in IOAC’s initial public offering (the “IPO”), (ii) 1,060,000 Class A ordinary shares issued in a private placement that closed simultaneously with the IPO to Innovative International Sponsor I LLC, a Delaware limited liability company (the “Sponsor”), Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC and Cantor Fitzgerald & Co. and (iii) 8,050,000 Class B ordinary shares, par value $0.0001 per share, of IOAC held by the Sponsor.

(5)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and based on the average of the high and low prices of the Class A ordinary shares of IOAC, as reported on the Nasdaq Capital Market on February 3, 2023, which is a date within five (5) business days prior to the filing date of the registration statement with the U.S. Securities and Exchange Commission (the “SEC”).

(6)	Represents the number of warrants to acquire Class A ordinary shares outstanding as of February 3, 2023 (including warrants included in units), which, as a result of the Domestication, will become warrants to acquire the same number of shares of New Zoomcar common stock.

(7)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and is based on the sum of (i) the average of the high and low prices of IOAC’s issued and outstanding warrants as reported on the Nasdaq Capital Market on February 3, 2023 ($0.0434 per warrant), which is a date within five (5) business days of the initial filing date of the registration statement with the SEC, and (ii) the exercise price of $11.50 per share of New Zoomcar common stock issuable upon exercise of such warrants. This calculation is in accordance with Rules 457(f)(1) and 457(i) under the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the warrants has been allocated to the underlying shares of common stock issuable upon exercise of such warrants and included in the registration fee paid in respect of such shares of common stock. The maximum number of shares of common stock issuable upon exercise of the warrants are being simultaneously registered hereunder.

(8)	Represents the number of shares of New Zoomcar common stock issuable upon exercise of warrants to acquire Class A ordinary shares outstanding as of May 31, 2023 (including warrants included in units), which, as a result of the Domestication, will become warrants to acquire the same number of shares of New Zoomcar common stock.

(9)	Represents the number of shares of New Zoomcar common stock issuable to Zoomcar Stockholders (as defined in the proxy statement/consent solicitation statement/prospectus) as consideration for the shares of common stock of Zoomcar, Inc. (“Zoomcar”) in connection with the Merger (as defined in the proxy statement/consent solicitation statement/prospectus), including 20,000,000 shares issuable as earnout consideration in the Business Combination (as defined in the proxy statement/consent solicitation statement/prospectus) (subject to events under the terms of the documents governing the Business Combination).

(10)	Calculated in accordance with Rule 457(f)(2) under the Securities Act. Zoomcar is a private company, no market exists for its securities, and it has an accumulated deficit. Therefore, the proposed maximum aggregate offering price for these securities is one-third of the aggregate par value per share ($0.0001) of the Zoomcar securities expected to be exchanged in the Business Combination, including Zoomcar securities issuable upon the exercise of options and warrants.

(11)	Represents shares of New Zoomcar common stock underlying the warrants issuable as consideration to the holders of warrants of Zoomcar exercisable into shares of Zoomcar’s Series E-1 preferred stock prior to the Business Combination. Following the Business Combination, the warrants will be exercisable into shares of New Zoomcar common stock.

(12)	Represents shares of New Zoomcar common stock underlying the warrants issuable as consideration to the holders of warrants of Zoomcar exercisable into shares of Zoomcar’s Series E preferred stock prior to the Business Combination. Following the Business Combination, the warrants will be exercisable into shares of New Zoomcar common stock.

(13)	Represents shares of New Zoomcar common stock underlying the warrants issuable as consideration to the holders of warrants of Zoomcar exercisable into shares of Zoomcar’s common stock prior to the Business Combination. Following the Business Combination, the warrants will be exercisable into shares of New Zoomcar common stock.

(14)	Represents the exercise price of the warrants.

(15)	Pursuant to Rule 457(g) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is an amount equal to the product of the estimated maximum number of shares of New Zoomcar common stock that may be issued upon exercise of New Zoomcar warrants, and the exercise price of the New Zoomcar warrants.